UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 24, 2009

Grubb & Ellis Apartment REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 24, 2009, W. Brand Inlow resigned from his positions as a member of our board of directors, audit committee and executive committee. Mr. Inlow had no disagreements with us that related to his resignation.

Concurrently with Mr. Inlow’s resignation effective September 24, 2009, our board of directors elected Richard S. Johnson to serve as a member of our board of directors, filling the vacancy that was created by Mr. Inlow’s resignation. Mr. Johnson also has been appointed to serve as a member of our audit committee.

Since December 2002, Mr. Johnson, age 59, has served as President and Chief Executive Officer of The Wilton Companies and its subsidiaries, which own, manage and operate a portfolio of real estate investment assets located in Virginia and North Carolina. From 1985 until he joined The Wilton Companies, Mr. Johnson served as President of Southern Financial Corporation of Virginia, President of Southern Financial Title Corporation and co-owner of General Land Company of Virginia, Inc. In these positions, Mr. Johnson was responsible for a variety of aspects of owning, managing and operating a portfolio of real estate assets located in central Virginia. Mr. Johnson is a member of the board of directors, audit committee and investment committee of First Community Bancshares, Inc. and First Community Bank, N.A. He also serves as a member of the board of directors of Fidelity Group, LLC, the board of trustees of the University of Richmond, the board of directors of The State Fair of Virginia, Inc., and is a Director Emeritus of Ducks Unlimited, Inc. Mr. Johnson also serves as Chairman and Chairman of the Executive Committee of the Economic Development Authority of the City of Richmond, Virginia. Mr. Johnson received a B.S. degree in Business Administration from the University of Richmond and a Master of Science degree from Virginia Commonwealth University.

Mr. Johnson will receive the standard compensation provided to all of our non-employee directors. This compensation includes an annual retainer of $15,000 plus $1,000 for each board meeting attended in person or by telephone, and $500 for each committee meeting attended in person or by telephone. In addition, on September 24, 2009, we issued Mr. Johnson 1,000 shares of restricted common stock pursuant to his initial election to our board of directors. Mr. Johnson will receive an additional 1,000 shares of restricted common stock upon any subsequent annual election. The restricted shares vest as to 20.0% of the shares on the date of grant and on each anniversary thereafter over four years from the date of grant.

The election of Mr. Johnson as a director was not made pursuant to any arrangement or understanding between Mr. Johnson and any other person. Outside of the grant of the restricted shares, Mr. Johnson has not had any direct or indirect material interests in any transaction with us or in any currently proposed transaction to which we are a party. Our board of directors has determined that Mr. Johnson will qualify as "independent" under the guidelines promulgated by the North American Securities Administrators Association, Inc., the applicable Securities and Exchange Commission rules and our charter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Apartment REIT, Inc.

September 25, 2009	By:	/s/ Stanley J. Olander, Jr.

Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer and President